Exhibit 4.7

March 24, 2009

Zogenix, Inc.

Attn: Chief Financial Officer

11682 El Camino Real, Suite 320

San Diego, California 92130

Re: Transfer of Warrant to Purchase Stock, dated June 30. 2008

Effective as of March 24, 2009, pursuant to an Assignment and Undertaking, CIT Healthcare LLC, a Delaware limited liability company (“Assignor”), assigns and transfers to The CIT Group/Equity Investments, Inc., a New Jersey corporation and an affiliate of Assignor (“Assignee”), all of its rights, title and interest in and to that certain Warrant to Purchase Stock, dated as of June 30, 2008 (the “Warrant”).

In reference to Section 5.4 of the Warrant, Assignor hereby provides written notice to Zogenix, Inc. (“Zogenix”) of the transfer of the Warrant to Assignee. Assignee’s address is 305 Fellowship Road, Suite 300, Mount Laurel, New Jersey 08054 and its taxpayer identification number is 22-3056936.

In reference to Section 5.3 of the Warrant, Assignor and Assignee hereby represent and warrant as follows to Zogenix:

1. Assignee is an “affiliate” of Assignor as defined in Regulation D as presently in effect, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended;

2. Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D as presently in effect, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and

3. The assignment of the Warrant pursuant to the Assignment and Undertaking is in compliance with all applicable federal and state securities laws.

Assignee further represents and warrants that the representations and warranties set forth in Sections 4.1 through 4.5 of the Warrant with respect to “Holder” are true and correct with respect to Assignee in connection with Assignee’s acquisition of the Warrant pursuant to the Assignment and Undertaking.

Please feel free to contact Aaron M. Kitlowski of CIT Healthcare LLC at (212) 771-9518 if you have any questions concerning the proposed transfer of the Warrant.

CIT HEALTHCARE LLC

BY:	/s/ Aaron Kitlowski
ITS:	Vice President

THE CIT GROUP/EQUITY INVESTMENTS, INC., ASSIGNEE

BY:	/s/ Aaron Kitlowski
ITS:	Vice President

ASSIGNMENT AND UNDERTAKING

This Assignment and Undertaking is entered into effective as of March 24, 2009, by and between CIT Healthcare LLC, a Delaware limited liability company (“Assignor”), and The CIT Group/Equity Investments, Inc., a New Jersey corporation and an affiliate of Assignor (“Assignee”).

WHEREAS, Zogenix, Inc., a Delaware corporation, has issued to Assignor a Warrant to Purchase Stock, dated as of June 30, 2008 (the “Warrant”); and

WHEREAS, Assignee has agreed to assume the obligations of Assignor under the Warrant, and Assignor has agreed to assign its rights under the Warrant to Assignee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree and undertake as follows:

1. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in and to the Warrant.

2. Assignee hereby expressly assumes and agrees to perform and/or discharge each and every obligation, commitment, covenant and agreement set forth in the Warrant to be performed and/or discharged by Assignor. Without limiting the foregoing, all shares issued pursuant to the Warrant shall be subject to the transfer restrictions contained in the Warrant.

3. This Assignment and Undertaking may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A facsimile copy of a signature of a party to this Assignment and Undertaking or any such counterpart shall be fully effective as if an original signature. This Assignment and Undertaking shall be binding on and inure to the benefit of all parties to this Assignment and Undertaking and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Undertaking effective as of the date first written above.

CIT Healthcare LLC, Assignor

By:	/s/ Aaron Kitlowski
Its:	Vice President

THE CIT GROUP/EQUITY INVESTMENTS, INC., Assignee

By:	/s/ Aaron Kitlowski
Its:	Vice President